Exhibit 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                   FORD CREDIT AUTO RECEIVABLES CORPORATION.

           (Pursuant to Section 245 of the General Corporation Law
                          of the State of Delaware)

          The present name of the corporation is Ford Credit Auto Receivables Corporation. The corporation was incorporated under the name "Ford Credit Auto Receivables Corporation" by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 13, 1991. This Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with
Section 228(b) of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                 ARTICLE ONE

                                     NAME

          The name of the corporation is Ford Credit Floorplan Corporation (the "Corporation").

                                 ARTICLE TWO

                    REGISTERED AGENT AND REGISTERED OFFICE

          The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                ARTICLE THREE

                                  DEFINITIONS

          Whenever used in this Restated Certificate, the following terms have the meanings assigned to them as set forth below. All references herein to "this Restated Certificate" are to this Amended and Restated Certificate of Incorporation, and all references herein to Articles, sections and subsections are to Articles, sections and subsections of this Restated Certificate unless otherwise specified.

          "Affiliate" means, in respect of any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with the specified Person. For purposes of this Restated Certificate, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that the term "Affiliate" does not include any bankruptcy-remote, single-purpose entity.

          "Basic Documents" means this Restated Certificate, any Transfer and Servicing Agreement, Indenture, trust agreement, receivables purchase agreement, administration agreement, note depositary agreement and agreements relating to the issuance of the Securities, including the other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

          "Certificates" has the meaning set forth in section (f) of Article
Four.

          "control" has the meaning set forth in the definition of the term "Affiliate" above.

          "Corporation Assets" means, as of any date of determination, all right, title and interest of the Corporation in, to and under the Designated Assets and any related property and all other property acquired by the Corporation from time to time as of such date and all proceeds thereof.

          "Designated Assets" has the meaning set forth in section (c) of Article Four.

          "Ford Credit" means Ford Motor Credit Company, a Delaware corporation.

          "Indenture" has the meaning set forth in section (h) of Article
Four.

          "Independent Director" has the meaning set forth in subsection (i) of section (b) of Article Five.

          "Notes" has the meaning set forth in section (f) of Article Four.

          "Permitted Transactions" has the meaning set forth in section (i) of Article Four.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Rating Agency" means, with respect to any outstanding Securities, each statistical rating agency selected by the Corporation to rate such Securities.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency has been given prior notice thereof and that each of the Rating Agencies has notified the Corporation and the servicer and the trustees under the related Transfer and Servicing Agreements and Indentures in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Securities with respect to which it is a Rating Agency.

          "Receivables" has the meaning set forth in section (a) of Article
Four.

          "Receivables-backed Interests" has the meaning set forth in section
(c) of Article Four.

          "Secretary of State" means the Secretary of State of the State of Delaware.

          "Securities" has the meaning set forth in section (f) of Article
Four.

          "Transfer and Servicing Agreements" has the meaning set forth in section (e) of Article Four.

          "Trusts" has the meaning set forth in section (e) of Article Four.

                                 ARTICLE FOUR

                            PERMITTED TRANSACTIONS

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in the following activities:

          (a) to acquire from time to time all right, title and interest in and to receivables or leases arising out of or relating to the sale or lease of new or used motor vehicles, farm or industrial equipment, including automobiles, light and heavy duty trucks, tractors and recreational vehicles, monies due thereunder, security interests in the motor vehicles or equipment financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, "Receivables");

          (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with motor vehicle or equipment dealers or lessors or other originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

          (c) to acquire from time to time all right, title and interest in and to participations, certificates or notes or other indebtedness representing beneficial ownership interests in, or secured by, Receivables (collectively, "Receivables-backed Interests" and, together with the Receivables, the "Designated Assets");

          (d) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables-backed Interests, assets backing and/or collateral securing the Receivables-backed Interests, related agreements pursuant to which the Receivables-backed Interests are issued or otherwise relating to rights relating thereto, and any proceeds or further rights associated with any of the foregoing;

          (e) to transfer Designated Assets to trusts (the "Trusts") pursuant to one or more transfer and servicing agreements, pooling and servicing agreements, sale and servicing agreements or other agreements (the "Transfer and Servicing Agreements") to be entered into by and among, among others, the Corporation, each trustee and/or transferee named therein and any entity acting as servicer of the Designated Assets;

          (f) to authorize, issue, sell and deliver one or more series or classes of bonds, notes or other evidences of indebtedness (the "Notes") or certificates ("Certificates") or other securities (collectively, the "Securities") issued by or through trusts and secured or collateralized by the Designated Assets; provided that, the Corporation will have no liability under any Securities except to the extent of the Receivables or Receivables-backed Interests securing or collateralizing the Securities; and, provided, further, that each series of Securities issued by a Trust will bear its own trustee fees and servicer fees;

          (g) to hold and enjoy all of the rights and privileges of any Securities issued by the Trusts to the Corporation and to hold and enjoy all of the rights and privileges of any class of Securities, including any class of Securities that may be subordinate to any other class of Securities;

          (h) to perform its obligations under the Transfer and Servicing Agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Securities are issued; and

          (i) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing (such business activities and transactions specified in this Article Four being collectively referred to herein as "Permitted Transactions").

                                 ARTICLE FIVE

                             PROHIBITED ACTIVITIES

          (a) Notwithstanding any other provision of this Restated Certificate and any provision of law that otherwise so empowers the Corporation, the Corporation may not, without [the prior written consent of the trustee(s) under the Transfer and Servicing Agreements (or any supplement thereto) and any trustee under any Indenture (or any supplement thereto) to such action] and the prior written confirmation from each applicable Rating Agency that the Rating Agency Condition has been satisfied with respect to such action, do any of the following:

               (i) engage in any business or activity other than a Permitted Transaction;

               (ii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables or other designated assets (including the Designated Assets) to a Trust or other Person which issues a security in respect of any such receivables or other designated assets unless any such indebtedness or security (A) has no recourse to any assets of the Corporation other than the assets to which such indebtedness or security relates and (B) does not constitute a claim against the Corporation if cash flow from the assets securing or collateralizing such indebtedness or security is insufficient to repay the debt, and in the event such indebtedness or security is deemed to constitute a claim against the Corporation generally or against other assets securing or collateralizing any other indebtedness or security of the Corporation, such claim will be subordinate to the claims of such other indebtedness or security to which those assets relate;

               (iii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables or other designated assets (including the Designated Assets) to a Trust or other Person which issues a security in respect of any such receivables or other designated assets unless the holders thereof (A) agree or are deemed to have agreed that the debt, liabilities and obligations incurred, contracted for or otherwise existing with respect to such indebtedness will be enforceable against the assets securing or collateralizing such indebtedness or security only, and not against the assets of the Corporation generally or against any other assets securing or collateralizing any other indebtedness or security of the Corporation, (B) agree or are deemed to have agreed that, to the extent such debt holders are deemed to have any interest in the assets of the Corporation generally or any other assets collateralizing or securing any other indebtedness or security of the Corporation, their interest in those assets will be subordinate to claims or rights of such other debt holders to those assets and, further, that such agreement will constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code, (C) agree or are deemed to have agreed not to file or join in filing any bankruptcy petition against the Corporation prior to the end of the period that is one year and one day after all of the debt of the Corporation and all of the debt issued through the Trusts is paid in full, and (D) agree or are deemed to have agreed that they will not cooperate with or encourage others to file a bankruptcy petition against the Corporation during the same period;

               (iv) become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

               (v) make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that the Corporation is not prohibited under this clause (a)(v) from causing a distribution of cash to its shareholders;

               (vi) enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Corporation) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Corporation is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Corporation's obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to the provisions of Article Four and this Article Five; (B) the Rating Agencies and the trustees under the Basic Documents have received at least 10 days' prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of this Restated Certificate; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Corporation has occurred and is continuing under any material agreement to which the Corporation is a party;

               (vii) become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of the Basic Documents or any other any documents relating to a Permitted Transaction; and

               (viii) amend, modify, alter, change or repeal any provision of Article Four or this Article Five; provided, however, that the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in a manner now or hereafter prescribed by the Act.

          (b) At all times, the Board of Directors will include at least two individuals who are Independent Directors. When voting on matters subject to the vote of the Board of Directors, including those matters specified in section (c) of this Article Five, notwithstanding that the Corporation is not then insolvent, the Independent Directors are to take into account the interests of the creditors of the Corporation and the Trusts as well as the interests of the Corporation. Except as provided in this section (b) or in section (c) of Article Five, any action permitted or required to be taken by the Board of Directors may be taken by a simple majority of the members of the Board of Directors excluding the Independent Directors. The actions set forth in this section (b) and section (c) of this Article Five are the only actions of the Board of Directors that require the affirmative vote of 100% of the members of the Board of Directors including the two Independent Directors.

          For purposes of this section (b) of Article Five, the following terms have the meanings assigned to them as set forth below:

               (i) An "Independent Director" is an individual who: (A) is not and has not been employed by Ford Credit or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Director;
          (B) is not and has not been affiliated with a significant customer or supplier of Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Director; (C) is not and has not been affiliated with a company of which Ford Credit or any of its Affiliates is a significant customer or supplier within the five years immediately prior to such individual's appointment as an Independent Director;
          (D) does not have, and has not had within the five years immediately prior to such individual's appointment as an Independent Director, significant personal services contract(s) with Ford Credit or any of its Affiliates; (E) is not, and was not within the five years immediately prior to such individual's appointment as an Independent Director, affiliated with a tax-exempt entity that receives significant contributions from Ford Credit or any of its Affiliates;
          (F) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any class of common stock of Ford Credit or any Affiliate the value of which constitutes more than 3% of such individual's net worth; (G) is not a spouse, parent, sibling or child of any person described by (A) through (F); and (H) is not, and was not within the five years prior to such appointment as an Independent Director, a major creditor of Ford Credit or any of its Affiliates.

               (ii) A "significant customer of Ford Credit or any of its Affiliates" means a customer from which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit received payments in consideration for the products and services of Ford Credit and its Affiliates which are in excess of 1% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

               (iii) A "significant supplier of Ford Credit or any of its Affiliates" means a supplier to which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

               (iv) Ford Credit or any of its Affiliates will be deemed a "significant customer" of a company if Ford Credit and any of its Affiliates collectively were the direct source during such company's last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

               (v) Ford Credit or any of its Affiliates will be deemed a "significant supplier" of a company if Ford Credit and any of its Affiliates collectively received in such company's fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

               (vi) An individual will be deemed to have "significant personal services contract(s) with Ford Credit or any of its Affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with Ford Credit and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

               (vii) A tax-exempt entity will be deemed to receive "significant contributions from Ford Credit or any of its Affiliates" if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from Ford Credit or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

               (viii) A Person will be deemed to be a "major creditor of Ford Credit or any of its Affiliates" if Ford Credit or such Affiliate owes such Person outstanding indebtedness for borrowed money in a sum exceeding more than 5% of Ford Credit's total consolidated assets.

          (c) Notwithstanding any other provision of this Restated Certificate and any provision of law that otherwise so empowers the Corporation, the Corporation may not, without the affirmative vote of 100% of the members of the Board of Directors including the Independent Directors, do any of the following:

               (i) amend Article Four to permit the Company to engage in any business or activity other than those set forth in Article Four prior to any such amendment;

               (ii) engage in any business or activity other than those set forth in Article Four;

               (iii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or

               (iv) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

                                 ARTICLE SIX

                            LIABILITY OF DIRECTORS

          (a) A director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

               (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

               (iii) under Section 174 of the Delaware General Corporation Law or

               (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Six to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (b) Any repeal or modification of paragraph (a) of this Article Six by the stockholders of the Corporation will not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article Six) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subparagraph (c)(i) is a contract right and includes the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) or otherwise.

               (ii) If a claim which the Corporation is obligated to pay under subparagraph (c) (i) of this Article Six is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (iii) The provisions of this paragraph (c) of Article Six cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and is retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place. If any part of this paragraph (c) of Article Six is found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions will not be affected.

               (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article Six is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

               (v) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               (vi) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this paragraph (c) of Article Six with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          (c) Any amounts payable by the Corporation in accordance with section (c) of this Article Six will be paid solely to the extent of funds available therefor and actually received by the Corporation under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. Any claim that an indemnified party may have at any time against the Corporation that it may seek to enforce under this Restated Certificate will, if the Corporation becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or similar proceedings, be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities which are collateralized or secured by assets of the Corporation.

                                ARTICLE SEVEN

                               NUMBER OF SHARES

          The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $1.00 per share.

                                ARTICLE EIGHT

                The Corporation will have perpetual existence.

                                 ARTICLE NINE

                                    BY-LAWS

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                 ARTICLE TEN

                 STOCKHOLDER MEETINGS; ELECTIONS OF DIRECTORS

          Meeting of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                ARTICLE ELEVEN

                       LOCATION OF MEETINGS AND RECORDS

          If the By-Laws so provide, the stockholders and the directors may hold their meetings, and the Corporation may have one or more offices outside the State of Delaware. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors or in the By-Laws of the Corporation.

                                ARTICLE TWELVE

                              INTERESTED ACTIONS

          No contract, transaction or act of the Corporation will be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract, transaction or act or are themselves parties to such contract, transaction or act, provided that such interest will be fully disclosed or otherwise known to the Board of Directors, or a majority thereof, at a meeting of the Board at which such contract, transaction or act is authorized, ratified or confirmed; and any such director may be counted in determining the existence of a quorum at any such meeting and may vote the rest in connection with such authorization, ratification or confirmation with like force and effect as if he were not so interested or connected or was not a party to such contract, transaction or act.

                               ARTICLE THIRTEEN

                             STOCKHOLDER APPROVALS

          The Board of Directors in its discretion may submit for approval, ratification or confirmation by the stockholders at any meeting thereof any contract, transaction or act of the Board or of any officer, agent or employee of the Corporation, and any such contract, transaction or act that is so approved, ratified or confirmed by the holders of Common Stock will be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

                               ARTICLE FOURTEEN

                      ACTIONS IN RESPECT OF BENEFIT PLANS

          Every asserted right of action by or on behalf of the Corporation or by or on behalf of any stockholder against any past, present or future member of the Board of Directors, or any committee thereof, or any officer or employee of the Corporation or any subsidiary thereof, arising out of or in connection with any bonus, supplemental compensation, stock investment, stock option or other plan or plans for the benefit of any employee, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such director, member, officer or employee, will cease and be barred upon the expiration of three years from the later of the following dates: (a) the date of any alleged act or omission in respect of which such right of action may be asserted to have arisen, or (b) the date upon which the Corporation has made generally available to its stockholders information with respect to, as the case may be, the aggregate amount credited for a fiscal year to a bonus or supplemental compensation reserve, or the aggregate amount of awards in a fiscal year of bonuses or supplemental compensation, or the aggregate amount of stock optioned or made available for purchase during a fiscal year, or the aggregate amount expended by the Corporation during a fiscal year in connection with any other plan for the benefit of such employees, to all or any part of which such asserted right of action may relate; and every asserted right of action by or on behalf of any employee, past, present or future, or any spouse, child, or legal representative thereof, against this Corporation or any subsidiary thereof arising out of or in connection with any such plan irrespective of the place where such asserted right of action may arise or be asserted, will cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action is asserted to have arisen.

                               ARTICLE FIFTEEN

                        CONSENTS REQUIRED FOR AMENDMENT

          Without the prior written consent of each trustee under any Transfer and Servicing Agreement (and any supplements thereto), each trustee under any Indenture (and any supplements thereto) and each Rating Agency that is then rating such Securities, the Corporation may not amend, alter, change or repeal Article Four, Article Five, this Article Fifteen or Article Sixteen. Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

                               ARTICLE SIXTEEN

                             RELATIONS WITH PARENT

          (a) The Corporation will maintain its books, financial statements, accounting records and other corporate documents and records separate from those of Ford Credit, any Affiliate thereof or any other Person.

          (b) The Corporation may not commingle the Corporation Assets with those of Ford Credit or any Affiliate thereof, and may not hold itself out as being liable for the debts of another or hold out its credit as being available to satisfy the obligations of others.

          (c) The Corporation will maintain its bank accounts, books of account and payroll (if any) separate from those of Ford Credit or any Affiliate thereof or any other Person; and will ensure that its funds and other assets are at all times readily distinguishable from the funds and other assets of Ford Credit, any Affiliate thereof or any other Person.

          (d) The Corporation will act solely in its corporate name and through its own officers and agents so as not to mislead others as to its identity or the identity of any Affiliate and will correct any known misunderstanding regarding its separate identity, and will conduct all of its oral and written communications, including without limitation letters, invoices, contracts, statements and applications, solely in the name of the Corporation.

          (e) The Corporation will manage its liabilities separately from those of Ford Credit or any Affiliate thereof, including all administrative expenses, from its own separate assets, provided that Ford Credit or any Affiliate thereof may pay certain organizational costs of the Corporation, and the Corporation will reimburse Ford Credit or any such Affiliate for its allocable portion of shared expenses paid by Ford Credit or such Affiliate; and provided, further, that notwithstanding any provision in this Restated Certificate to the contrary, Ford Credit may pay fees and expenses of, and indemnify, trustees relating to the Trusts and may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

          (f) The Corporation will at all times maintain an arm's-length relationship with any Affiliates.

          (g) The Corporation will operate in such a manner that it would not be substantively consolidated for purposes of applicable bankruptcy laws with any other entity.

          (h) The Corporation will observe all corporate and other formalities required by this Restated Certificate and its By-Laws.

          (i) The Corporation will pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations.

          (j) Except as otherwise provided in Article Four hereof, the Corporation will not acquire obligations or securities of its shareholders.

          (k) The Corporation will allocate fairly and reasonably any overhead for shared office space.

          (l) The Corporation will use separate stationary, invoices and checks.

          (m) The Corporation will maintain adequate capital in light of its contemplated business operations.

                              ARTICLE SEVENTEEN

                          NOT GOVERNED BY SECTION 203

          The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and amends the provisions of the Corporation's Certificate of Incorporation, having been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed this 27th day of July, 2001, by Emily E. Smith-Sulfaro, its authorized officer.


                                          /s/ Emily E. Smith-Sulfaro
                                          ------------------------------
                                          Name:   Emily E. Smith-Sulfaro
                                          Title:  Assistant Secretary